UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2013

MEDICINOVA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33185	33-0927979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4275 EXECUTIVE SQUARE, SUITE 650, LA JOLLA, CA		92037
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 373-1500

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 17, 2013, we entered into an equity distribution agreement, or sales agreement, with Macquarie Capital (USA) Inc., or MCUS, pursuant to which we may issue and sell shares of our common stock having an aggregate offering price of up to $6.0 million from time to time through MCUS as our sales agent. The issuance and sale of these shares by us under the sales agreement, if any, is subject to the effectiveness of our shelf registration statement on Form S-3 (File No. 333-185022), initially filed with the Securities and Exchange Commission on November 16, 2012. We make no assurance as to the continued effectiveness of our shelf registration statement.

Sales of our common stock through MCUS, if any, will be made on The Nasdaq Global Market by means of ordinary brokers’ transactions at market prices, to or through a market maker other than on an exchange, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, in block transactions or as otherwise agreed by us and MCUS as to any other method permitted by law. Subject to the terms and conditions of the sales agreement, MCUS will use commercially reasonable efforts to sell our common stock from time to time, based upon our instructions (including any price, time or size limits we may impose pursuant to the terms of the sales agreement). We are not obligated to make any sales of common stock under the sales agreement and may terminate the sales agreement at any time upon written notice. We will pay MCUS an aggregate commission rate of 8.0% of the gross proceeds of the sales price per share of any common stock sold through MCUS under the sales agreement. We have paid $55,000 to MCUS as an advance on the commissions payable to MCUS, which offsets the initial $55,000 of commissions earned. We have also provided MCUS with customary indemnification rights.

The foregoing description of the sales agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. This Current Report on Form 8-K also incorporates by reference the sales agreement into our above-referenced shelf registration statement on Form S-3.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description

5.1	Opinion of Cooley LLP.

10.1	Equity Distribution Agreement, dated April 17, 2013, by and between MediciNova, Inc. and Macquarie Capital (USA) Inc.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINOVA, INC.

By:	/s/ Michael Gennaro
Michael Gennaro Chief Financial Officer

Date: April 18, 2013

EXHIBIT INDEX

Number	Description

5.1	Opinion of Cooley LLP.

10.1	Equity Distribution Agreement, dated April 17, 2013, by and between MediciNova, Inc. and Macquarie Capital (USA) Inc.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).